UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT TO

SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report: July 16, 2012

(Date of earliest event reported)

Imperva, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

001-35338	03-0460133
(Commission File Number)	(IRS Employer Identification No.)

3400 Bridge Parkway, Suite 200 Redwood Shores, California	94065
(Address of Principal Executive Offices)	(Zip Code)

(650) 345-9000

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On July 16, 2012, the Compensation Committee (the “Committee”) of the Board of Directors of Imperva, Inc. (“Imperva”) promoted Ralph Pisani to Senior Vice President, Worldwide Sales. In connection with his promotion, the Committee approved an increase to Mr. Pisani’s base salary from $200,000 to $225,000, and the cash bonus opportunity as part of his sales compensation plan was increased from $200,000 to $225,000, in each case effective July 1, 2012. The other terms of the 2012 sales compensation plan with Mr. Pisani disclosed under Item 5.02 in the Current Report on Form 8-K filed by Imperva on February 9, 2012 remain unchanged.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

10.1	Amended 2012 Imperva Compensation Plan for Ralph Pisani.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

IMPERVA, INC.

By:	/s/ Terrence J. Schmid
Terrence J. Schmid Chief Financial Officer

Date: July 17, 2012

EXHIBIT INDEX

Number	Description

10.1	Amended 2012 Imperva Compensation Plan for Ralph Pisani.